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                                                                   EXHIBIT 10.20

                      AWARD SOFTWARE INTERNATIONAL, INC.


                             EMPLOYMENT AGREEMENT
                                      FOR
                               PIERRE A. NARATH


     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of May 30, 1997, by and between PIERRE A. NARATH ("Narath") and AWARD SOFTWARE INTERNATIONAL, INC. a California corporation (the "Company").

                                   RECITALS

     A. Execution and delivery of this Agreement is made as a closing condition to that certain Agreement and Plan of Merger and Reorganization ("Merger Agreement") dated as of May 29, 1997 by and among Award, Award Acquisition Sub Corp., a Delaware corporation and a wholly owned subsidiary of Award ("Merger Sub"), Unicore Software, Inc., a Massachusetts corporation ("Unicore"), and Narath, an individual and sole shareholder of Unicore, pursuant to which Merger Sub will merge with Unicore (the "Merger"). Upon consummation of the Merger, Unicore will cease to exist, and Merger Sub will be the surviving corporation and renamed "Unicore Software, Inc." (the "Surviving Corporation").

     B. Execution and delivery of this Agreement is an inducement to Award to consummate the Merger.

     C. The Company desires to employ Narath to provide personal services to the Company, and wishes to provide Narath with certain compensation and benefits, in return for his services; and

     D. Narath wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

     1.   EMPLOYMENT BY THE COMPANY.
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          1.1  Subject to terms set forth herein, the Company agrees to employ
Narath in the position of President of Unicore and Vice President of the Company and Narath hereby accepts such employment effective as of the date first written
above (the "Effective Date").   During the term of his employment with the
Company, Narath will devote his best efforts and substantially all of his business time and attention (except for

                                       1.
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vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

          1.2 Narath shall serve in an executive officer and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board").

          1.3 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

          1.4 The term of this Agreement shall be two (2) years commencing with the Effective Date hereof. Subject to Section 5.1, the term of employment shall be automatically extended for consecutive additional periods of one (1) year each unless either the Company or Narath provides written notice to the other of an intention not to renew not less than thirty (30) days prior to the expiration of the then current term.

     2.   COMPENSATION.
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          2.1  SALARY.  Narath shall receive for services to be rendered
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hereunder an annualized base salary of $180,000 less standard deductions and withholdings, payable in installments in accordance with Company policy. The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") shall perform an annual review and shall increase such annual salary as the Compensation Committee deems appropriate in its sole discretion; provided, however, that Narath's salary shall be increased annually by a percentage amount equal to at least the percentage increase during the immediately preceding twelve (12) months in the Consumer Price Index (All Items) For All Urban Consumers For Boston, Massachusetts area, as published by the Bureau of Labor Statistics, or if such Index is not available, the U.S. Government Index which is the most similar thereto. At no time during the term of this Agreement shall Narath's annual base salary fall below one hundred and eighty thousand ($180,000.00) dollars. In addition, if Narath's annual base salary is increased at any time during the term of this Agreement, Narath's increased annual base salary shall become a floor below which Narath's annual base salary shall not fall at any future time during the term of this Agreement.

          2.2  COMMISSION.  Narath shall be entitled to receive a sales
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commission payable monthly based on net revenues of the Surviving Corporation.
For the fiscal year ending December 31, 1997, Narath shall be entitled to receive three percent (3.0%) of Unicore net revenues and one and one-half percent (1.5%) of Award net revenues for the calendar year. For purposes of this Section 2.2, "Unicore net revenues" shall mean the revenues of the Surviving Corporation and its wholly owned subsidiary corporation, Microid Research, Inc., net of returns and allowances determined in accordance with generally accepted accounting principles ("GAAP") as applied by the Company. For

                                       2.
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purposes of this Section 2.2, "Award net revenues" shall mean the revenues of the Company from the sale of the Company's products through the Company's German branch office net of returns and allowances determined in accordance with GAAP as applied by the Company; provided, however, notwithstanding anything contained herein to the contrary, Award net revenues shall not include for purposes of calculating the sales commission in respect thereof Unicore net revenues. After the fiscal year ending December 31, 1997, the Compensation Committee shall determine in its discretion the amount of sales commission Narath shall be entitled to earn taking into consideration Narath's responsibilities and performance goals; provided, however, at no time during the term of this Agreement shall Narath's Target Compensation to which he shall be entitled to receive be less than his Target Compensation for the fiscal year ending December 31, 1997. For purposes of this Agreement, Target Compensation shall be annual compensation composed of (a) annual base salary described in Section 2.1 and (b) the sales commission compensation described in this Section 2.2; provided, however, notwithstanding anything contained herein to the contrary, Target Compensation shall not mean a guaranteed payment owed to Narath, but the right to earn and receive (if earned) sales commission compensation. The Target Compensation for fiscal year ending December 31, 1997 shall be $285,000.

          2.3  PARTICIPATION IN BENEFIT PLANS.  Narath shall be entitled to
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participate in, and receive benefits under, all the Company's employee benefit plans and arrangements as set forth on Exhibit A hereto and as modified and in effect from time to time (including, but not limited to, participation in any pension, profit sharing, stock bonus or employee stock ownership plan adopted by the Company, and all life, health, dental, disability and other insurance). For purposes of determining vacation accrual under such benefits, Narath shall be credited with his years of employment with Unicore.

          2.4  STOCK OPTIONS.  Narath shall be eligible to receive stock options
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under the Company's 1997 Equity Incentive Plan (the "Options") to purchase
55,000 shares of the Company's common stock. The Options shall be "nonstatutory stock options" within the meaning of the Internal Revenue Code of 1986, as amended. The Options shall have an exercise price equal to the fair market value at the time of grant as determined by the Compensation Committee. The Options shall vest 25% on the first anniversary of the date of grant and 1/48th per month thereafter during Narath's employment with the Company.

          2.5  EXPENSES.  The Company shall assume Narath's obligations under
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that certain Vehicle Lease Agreement, dated November 7, 1996, between Narath and
Peabody Motor Sports evidencing the lease of a 1997 BMW 740IL, which lease shall terminate on November 7, 1998. Thereafter, Narath shall be entitled to receive a monthly reimbursement for all automobile lease payments, customary insurance, gas, taxes, maintenance and other automobile related expenses consistent with past practice by Narath. Narath shall be entitled to receive reimbursement for all reasonable travel and entertainment expenses in connection with his employment hereunder and shall be entitled to travel by business or first class means for domestic flights and business class means for international flights and to lodging and accommodations of his choice.

                                       3.
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          2.6  RELOCATION.  The Company shall not require Narath to have his
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principal business office at a location more than 25 miles from the location where Narath is employed immediately prior to the Effective Date. In the event that the Company requests that Narath relocate from Massachusetts, such relocation shall be made upon mutually agreeable terms negotiated in good faith by Narath and the Company at such time.

          2.7 DIRECTOR. During the term of this Agreement, so long as Surviving Corporation is a wholly owned subsidiary of the Company, Narath shall serve as a Director of the Surviving Corporation and the Company agrees to nominate and vote for Narath for such Director position.

          2.8 LIFE INSURANCE. During the term of this Agreement, the Company shall maintain and pay the premiums on the existing Unicore Software, Inc. one million ($1,000,000) dollar term life insurance policy on Narath, or such other life insurance policy with substantially similar coverage, and, upon execution of this Agreement, will name the beneficiary designated by Narath in a Beneficiary Designation to be filed with the insurance company.

     3.   PROPRIETARY INFORMATION OBLIGATIONS.
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          3.1  AGREEMENT.  Narath agrees to execute and abide by the Proprietary
               ---------
Information and Inventions Agreement attached hereto as Exhibit A.

          3.2  REMEDIES.  Narath's duties under the Proprietary Information and
               --------
Inventions Agreement shall survive termination of his employment with the Company. Narath acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

     4.   OUTSIDE ACTIVITIES.
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          4.1  Except with the prior written consent of the Company's Board of
Directors, Narath will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Narath is a passive investor. Narath may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

          4.2 Nothing contained herein shall prevent Narath's continued engagement in the management and ownership of business entities in the health club and fitness business so long as such activities do not materially interfere with the performance of his duties hereunder.

                                       4.
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     5.   TERMINATION OF EMPLOYMENT.
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          5.1  TERMINATION WITHOUT CAUSE.
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               (A) The Company shall have the right to terminate Narath's employment with the Company at any time without cause after the first anniversary of the Effective Date.

               (B) In the event Narath's employment is terminated without cause after the first anniversary, but on or prior to the second anniversary of the Effective Date, the Company shall pay Narath, and Narath shall be entitled to receive, an amount equal to the sum of (a) six months of his then current annual base salary and (b) the aggregate amount of sales commission earned during the immediately preceding full calendar six-month period.

               (C) After the second anniversary of the Effective Date, in the event Narath's employment is terminated without cause, he will not be entitled to severance pay, pay in lieu of notice or any other compensation (including any amounts described in Section 2 hereof).

          5.2  TERMINATION FOR CAUSE.
               ---------------------

               (A) The Company shall have the right to terminate Narath's employment with the Company at any time for cause.

               (B) "Cause" for termination shall mean: (a) indictment or conviction of any felony or of any crime involving moral turpitude or dishonesty; (b) participation in any fraud against the Company; (c) breach of Narath's duties to the Company, including breach of his Proprietary Information and Inventions Agreement and persistent unsatisfactory performance of job duties after written notice (which may be delivered by facsimile or e-mail) to Narath specifying such breach or unsatisfactory performance and Narath fails to cure such breach or unsatisfactory performance within thirty (30) days after such written notice; (d) intentional damage to any property of the Company; or (e) willful breach of the Company's policies.

               (C) In the event Narath's employment is terminated at any time with cause, he will not be entitled to severance pay, pay in lieu of notice or any other compensation (including any amounts described in Section 2 hereof).

          5.3  VOLUNTARY OR MUTUAL TERMINATION.
               -------------------------------

               (A) Narath may voluntarily terminate his employment with the Company at any time upon tendering thirty (30) days prior written notice to the Company, after which no further compensation will be paid to Narath.

                                       5.
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               (B) In the event Narath voluntarily terminates his employment, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation (including any amounts described in Section 2 hereof).

     6.   GENERAL PROVISIONS.
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          6.1  NOTICES.  Any notices provided hereunder must be in writing and
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shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Narath at his address as listed on the Company payroll.

          6.2  SEVERABILITY.  Whenever possible, each provision of this
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Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

          6.3  WAIVER.  If either party should waive any breach of any
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provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

          6.4  COMPLETE AGREEMENT.  This Agreement and its Exhibit, together
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with the Merger Agreement of even date herewith and its Exhibits, constitute the entire agreement between Narath and the Company and it is the complete, final and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an officer of the Company.

          6.5  COUNTERPARTS.  This Agreement may be executed in separate
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counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same
Agreement.

          6.6  HEADINGS.  The headings of the sections hereof are inserted for
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convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

                                       6.
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          6.7  SUCCESSORS AND ASSIGNS.  This Agreement is intended to bind and
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inure to the benefit of and be enforceable by Narath and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Narath may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

          6.8  ATTORNEY FEES.  If either party hereto brings any action to
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enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

          6.9  CHOICE OF LAW.  All questions concerning the construction,
               -------------
validity and interpretation of this Agreement will be governed by the law of the Commonwealth of Massachusetts (without giving effect to principles of conflicts-of-law).

                                       7.
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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              AWARD SOFTWARE INTERNATIONAL, INC.


                              By:____________________________________
                                    Kevin J. Berry
                                    Chief Financial Officer


                                 ____________________________________
                                    Pierre A. Narath


                           EMPLOYMENT AGREEMENT FOR
                               PIERRE A. NARATH
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                                   EXHIBIT A